SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   February 26, 1997


                          Rogers Corporation
         (Exact name of registrant as specified in its charter)



                           Massachusetts
             (State or other jurisdiction of incorporation)


        1-4347                                06-0513860
 (Commission File Number)       (IRS Employer Identification Number)



P.O. Box 188, One Technology Drive, Rogers, Connecticut   06263-0188
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code    (860) 774-9605



                                   N/A
       (Former name of former address, if changed since last report.)

[PAGE]

ITEM 5.   OTHER EVENTS

       On February 25, 1997 the registrant's Board of Directors adopted a new Shareholder Rights Plan to replace the existing rights plan adopted in 1987 and extended through April 30, 1998 the authority of the registrant to purchase up to $2 million in market value of its common stock. See the press release dated February 26, 1997 attached as Exhibit 1 to this Form 8-K report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

       (c) Exhibits

          1. Registrant's press release dated February 26, 1997.


                              SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ROGERS CORPORATION


                                   By:  DONALD F. O'LEARY
                                        Donald F. O'Leary
                                        Corporate Controller

Dated:  February 26, 1997


[PAGE]

                               EXHIBIT 1


ROGERS CORPORATION


                                            Contact:  Robert M. Soffer
                                                             Treasurer
                                                    Rogers Corporation
                                                          860-774-9605



-   ADOPTS NEW SHAREHOLDER RIGHTS PLAN

-   AUTHORIZES STOCK REPURCHASE



Rogers, Connecticut: February 26, 1997 -- Rogers Corporation (AMEX:ROG) announced today that on February 25th its Board of Directors adopted a new Shareholder Rights Plan to replace the existing rights plan adopted in 1987 and pursuant to the plan has declared a dividend distribution of one Right to purchase common stock of the company for each outstanding common share. The distribution is payable on March 31, 1997 to shareholders of record on that date. The old rights plan will expire on March 30, 1997. At yesterday's meeting the Board of Directors also extended, through April 30, 1998, the authority of the company to purchase up to $2 million in market value of its common stock.


                      New Shareholder Rights Plan

Harry H. Birkenruth, Rogers President, stated that "As under our prior plan, the Rights are designed to assure that all of the company's shareholders receive fair and equal treatment in the event of any proposed takeover of the company and to guard against partial tender offers and other abusive tactics to gain control of the company without paying all shareholders a fair price for their investment in the company. The Rights are intended to enable all Rogers shareholders to realize the long-term value of their investment in the company. The Shareholder Rights Plan does not prevent a takeover, but should encourage anyone seeking to acquire the company to negotiate with the Board prior to attempting a takeover. The new Shareholder Rights Plan was not adopted in response to any known effort to acquire Rogers."

[PAGE]

Under the terms of the new Shareholder Rights Plan, each Right will entitle shareholders to buy one common share at a purchase price of $120.00, and the plan will expire March 30, 2007. The Rights will be exercisable only if a person or group acquires 20% or more of the company's common shares or announces a tender or exchange offer for 20% or more of the company's common shares. The Board will be entitled to redeem the Rights at $0.01 per Right at any time before such acquisitions occur and upon certain conditions after such a position has been acquired.

If, after the Rights have been distributed and are transferable, Rogers should consolidate with, or merge with and into any other person and Rogers should not be the surviving company, or, if Rogers should be the surviving company and all or part of its common stock should be exchanged for the securities of any other person, or if more than 50% of Rogers assets or earning power were sold, each Right will entitle its holder to purchase, at the Rights' purchase price, a number of shares of the acquiring company's common stock having a market value at that time equal to twice the Right's purchase price. Upon the acquisition of 20% or more of Rogers common shares by any person or group, each Right will entitle its holder to purchase, at the Rights' purchase price, a number of Rogers common shares having a market value equal to twice the Rights' purchase price (i.e., the right to purchase for $120.00 the number of Rogers common shares with a then market value of $240.00). In such event, Rights held by the acquiring person will not be allowed to purchase any Rogers common shares or other securities of Rogers.


                    Stock Repurchase Authorization

As to the stock repurchase authorization, Mr. Birkenruth said that, "No shares have been and none are being repurchased at this time."

Currently, there are 7,422,311 shares of Rogers stock outstanding.
The closing price on the American Stock Exchange on February 25, 1997, was $27.75.

Rogers Corporation develops and manufactures specialty materials and components worldwide, for targeted applications in the communications, computer, imaging, consumer and transportation markets.



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